UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2021

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, Denise Paulonis, Chief Financial Officer of Sprouts Farmers Market, Inc. (the “Company”), informed the Company that she would be departing the Company on September 24, 2021 to assume the role of Chief Executive Officer of a publicly traded retailer.

The Company’s Board of Directors has appointed Lawrence “Chip” Molloy as Chief Financial Officer to serve as the Company’s principal financial officer subsequent to Ms. Paulonis’s departure, effective on September 25, 2021. Mr. Molloy will resign from the Company’s Board of Directors when he becomes Chief Financial Officer.

Mr. Molloy, age 60, has served as a member of the Company’s Board of Directors since January 2013 and as the Company’s Interim Chief Financial Officer from June 2019 to February 2020. Mr. Molloy has most recently served as Chief Financial Officer of Pathway Vet Alliance from May 2021 to August 2021, as Interim Chief Executive Officer of Torrid LLC from January to August 2018 and as a board member of Torrid from August 2018 to May 2021. Mr. Molloy served as the Chief Financial Officer of Under Armour, Inc. (NYSE: UA) from January 2016 to February 2017. Mr. Molloy also served as a director of Party City Holdco Inc. (NYSE: PRTY) from December 2013 to June 2016 and Wingstop Inc. (NASDAQ: WING) from February 2015 to March 2016. Mr. Molloy served as Senior Advisor to Roark Capital Group, a private equity firm, from October 2014 to December 2015. Prior to that, Mr. Molloy served as Special Advisor to PetSmart, Inc., the largest specialty pet retailer, from June 2013 until April 2014, and had served as Chief Financial Officer of PetSmart from September 2007 until June 2013. Mr. Molloy served ten years in the U.S. Navy as a fighter pilot, retiring from the Navy Reserve with a rank of Commander.

The Company entered into an offer letter with Mr. Molloy providing for the terms of his employment with the Company. The offer letter provides for an annualized base salary of $875,000, a short-term incentive bonus potential targeted at 100% of Mr. Molloy’s base salary (guaranteed at target for 2022), participation in the Company’s annual long-term equity incentive plan valued at 1.25 times Mr. Molloy’s base salary, and a one-time equity award grant of $4,000,000 comprised 100% of RSUs vesting on the second anniversary of the grant date. Mr. Molloy will also receive a sign-on cash award of $500,000, will be given a severance agreement entitling him to certain benefits upon a change of control or involuntary termination and is eligible to participate in the Company’s health, welfare and 401(k) plans.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the letter, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Molloy was appointed as chief financial officer. There are no related party transactions between the Company and Mr. Molloy that are reportable under Item 404(a) of Regulation S-K.

On August 31, 2021, the Company issued a press release announcing this leadership transition. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc., to Lawrence “Chip” Molloy, dated August 31, 2021

99.1	Press release of Sprouts Farmers Market, Inc., dated August 31, 2021, entitled “Sprouts Farmers Market, Inc. Announces Chief Financial Officer Transition”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: August 31, 2021	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary